Exhibit 99

Frontier Communications

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

Frontier Communications to Release Fourth-Quarter 2016 Results and Host Call

NORWALK, Conn., Dec. 23, 2016 — Frontier Communications Corporation (NASDAQ: FTR) plans to release fourth-quarter 2016 results on Monday, Feb. 27, 2017 after the market closes, and to host a conference call that afternoon at 4:30 P.M. Eastern Time. The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available from 8:00 P.M. Eastern Time on Feb. 27, 2017, through 8:00 P.M. Eastern Time on March 4, 2017 at 888-203-1112 for callers dialing from the U.S. or Canada, and at 719-457-0820 for those dialing from outside the U.S. or Canada. Use the passcode 7061163 to access the replay. A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business Edge™ offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Contact:

Investors:

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

or

Media:

Peter DePasquale, 203-614-5097

Vice President, Corporate Communications & External Affairs

peter.depasquale@ftr.com